SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

CITIGROUP MORTGAGE LOAN TRUST INC.

(as depositor under the Pooling and Servicing Agreement,
dated as of June 1, 2007, providing for the issuance of
Citigroup Mortgage Loan Trust Inc., Series 2007-AMC4
Mortgage Pass-Through Certificates)

Citigroup Mortgage Loan Trust 2007-AMC4

(as issuing entity)

Citigroup Mortgage Loan Trust Inc.

(as registrant)

Citigroup Global Markets Realty Corp.

(as sponsor)

Delaware	333-138237-16	01-0791848
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)
390 Greenwich Street, 4th Floor New York, New York (Address of Principal Executive Offices)		10013 (Zip Code)

Registrant's telephone number, including area code:  (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6:   Asset-Backed Securities

Item 6.02. Change of Servicer or Trustee.

On June 29, 2007 (the “Closing Date”), Citigroup Mortgage Loan Trust 2007-AMC4 (the “Issuing Entity”) issued and sold Asset-Backed Pass-Through Certificates, Series 2007-AMC4. As of the Closing Date, Ameriquest Mortgage Company (“Ameriquest”), acted as servicer of 100% of the mortgage loans owned by the Issuing Entity.

On September 1, 2007, the Ameriquest servicing platform was acquired by Citi Residential Lending Inc. (“CRL”).  Pursuant to the Pooling and Servicing Agreement, dated June 1, 2007, (the “Pooling and Servicing Agreement”) among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee, on October 1, 2007, CRL became the servicer of the mortgage loans under the Pooling and Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 4, 2007

CITIGROUP MORTGAGE LOAN TRUST INC.

By:	/s/ Matthew Bollo
Name:	Matthew Bollo
Title:	Vice President